QUEST SOLUTION LAUNCHES INNOVATIVE IOT CLOUD BASED SYSTEM FOR

ASSET MANAGEMENT OF VALUABLE INFORMATION TECHNOLOGY ASSETS

●	A unique solution to be offered to its Fortune 500 customers

EUGENE, OR., May 23, 2018 — Quest Solution, Inc. (OTCQB: QUES) is pleased to announce it has successfully developed and installed a state-of-the-art Real Time Location System (RTLS) based on a new BLE (Bluetooth Low Energy) beacon solution for Information Technology (IT) assets.

“We are proud to add this revolutionary system to our portfolio of solutions offerings. Our initial customer, like other large corporations, has many locations with a fluid office environment for monitors, laptops and other valuable IT assets,” states Greg Canda, Director of Partner Solutions for Quest Solution. “Their challenge is ensuring that all of their equipment is where it should be at all times. They requested a working Proof of Concept, where their goal was to receive quick reporting of any change in IT asset location without the typical resource-intensive frequent cycle counts or a check-in/check-out scanning system.”

Quest considered several architectures and technologies and undertook a detailed benefit analysis comparing various IIoT (Industrial Internet of Things), RFID and BLE beacon alternatives. The proposed solution included a dynamic, extensible and secure mesh network infrastructure from Wirepas, winner of the 2017 European Internet of Things Award by Frost and Sullivan, with battery-operated BLE tags. This mesh network proved to be superior, related both to its relatively easy installment and lower infrastructure cost compared to other RFID and BLE hierarchical approaches.

Quest demonstrated that this Wirepas mesh infrastructure could be quickly installed and provide cloud-based tracking of the location and movement of the assets. Quest not only installed the asset tags and location beacon tags, but constructed the interface gateways for the cloud access (completely separate from the customers’ own network for security reasons). Additionally, Quest provided training with the asset management cloud software and assisted with API integration plans for their internal analytics systems.

The Proof of Concept was a success. The implementation was carefully planned and the execution was quickly accomplished, with little operational distraction for the customer. A late request was made to include a stock room, which was immediately implemented and verified, all on the last morning of the test, showing when equipment entered and exited the storage area.

Shai Lustgarten, President and CEO of Quest Solution, said “This breakthrough system developed by Quest is in line with our strategic decision to position our Company as a high tech leader and epitomizes what makes Quest different and successful in the multibillion supply chain and logistic markets. Working with the IT departments of some of the most prestigious corporations in the U.S. exposes us to opportunities related to their current and future needs, enabling us to initiate and implement innovative solutions for ever growing needs associated with supply chain and logistics management. We have again proven our ability to take leading edge technologies and integrate them with software, services and operational consulting for real-life business solutions, with careful attention to customer goals.”

A diagram of the architecture accompanies this release. For further information on Quest Solution or other Industrial Internet of Things (IIoT) solutions, please contact: Greg Canda, Director, Parnter Solutions, at gcanda@questsolution.com or (330) 603-2591.

About Quest Solution, Inc.

Quest Solution is a Specialty Systems Integrator focused on Field and Supply Chain Mobility. We are also a distributor of consumables (labels, tags, and ribbons), RFID solutions, and barcoding printers. Founded in 1994, Quest is headquartered in Eugene, Oregon, with offices in the United States.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), Mobility software and an array of professional services. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care and chemicals / gas / oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, risks related to the sale of Quest Solution Canada Inc. to Viascan Group Inc. and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact Information:

Greg Canada

Director, Partner Solutions

gcanda@questsolution.com

(330) 603-2591